
As filed with the Securities and Exchange Commission on July 16, 1999         Registration No. 333-

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                             PARADYNE NETWORKS, INC.
             (Exact name of registrant as specified in its charter)
                                 -------------
        DELAWARE                                         75-2658219
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
                    (Address of principal executive offices)

                           1996 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES L. SLATTERY
    SENIOR VICE PRESIDENT, CHIEF LEGAL AND INTELLECTUAL PROPERTY OFFICER AND
                               CORPORATE SECRETARY
                             PARADYNE NETWORKS, INC.
                            8545 126TH AVENUE, NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

                               KENNETH L. GUERNSEY
                                  LAURA BEREZIN
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                               PALO ALTO, CA 94306
                                 (650) 843-5000

                                ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

================================================================================================================================
                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE
         REGISTERED               REGISTERED                (1)                      (1)              AMOUNT OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)         6,242,507 shares      $3.5686 - $17.00             $59,707,811                 $16,600
================================================================================================================================

================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted pursuant to Paradyne Networks, Inc.'s (the "Company") 1996 Equity Incentive Plan and (b) the initial public offering price of Registrant's Common Stock.

The chart below details the calculations of the registration fee:

----------------------------------------------------------------------------------------------------------------------
                                                                                                 AGGREGATE OFFERING
              SECURITIES                         NUMBER OF SHARES     OFFERING PRICE PER SHARE          PRICE
----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the 1996
Equity Incentive Plan                                3,455,694               $3.5686(1)(a)           $12,331,990
----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1996
Equity Incentive Plan                                1,536,813               $ 17.00(1)(b)           $26,125,821
----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1999
Employee Stock Purchase Plan                         1,000,000               $ 17.00(1)(b)           $17,000,000
----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1999
Non-Employee Directors' Stock Option
Plan                                                   250,000               $ 17.00(1)(b)           $ 4,250,000
----------------------------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                                      $59,707,811
----------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                     $    16,600
----------------------------------------------------------------------------------------------------------------------


                                       1.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Paradyne Networks, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (A) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on July 16, 1999 (No. 333-76385).

         (B) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed June 24, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain members of Cooley Godward own an aggregate of approximately 3,200 shares of the Registrant's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

                                       2.

                                    EXHIBITS

EXHIBIT
NUMBER

 4.1*             Amended and Restated Certificate of Incorporation of the Company.

 4.2*             Amended and Restated Bylaws of the Company.

 5.1              Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

23.3              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1996 Equity Incentive Plan.

99.2*             Form of Stock Option Agreement pursuant to the 1996 Equity Incentive Plan.

99.3*             Form of Early Exercise Stock Purchase Agreement.

99.4*             1999 Employee Stock Purchase Plan and related offering documents.

99.5*             1999 Non-employee Directors' Stock Option Plan

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76385), filed with the SEC on April 15, 1999.

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

             (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

                                       3.

         (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on July 15, 1999.


                                  PARADYNE NETWORKS, INC.




                                  By     /s/ Andrew S. May
                                    ------------------------------------------
                                         Andrew S. May
                                  Title: President and Chief Executive Officer





                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew S. May, Patrick M. Murphy and James L. Slattery and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                                       DATE

     /s/ Andrew S. May                                    President, Chief Executive Officer          July 15, 1999
--------------------------------------------              and Director (Principal Executive
     Andrew S. May                                        Officer)


     /s/ Patrick M. Murphy                                Senior Vice President, Chief                July 15, 1999
--------------------------------------------              Financial Officer and Treasurer
     Patrick M. Murphy                                    (Principal Financial Officer and
                                                          Accounting Officer)

     /s/ Thomas E. Epley                                  Chairman of the Board                       July 15, 1999
--------------------------------------------
     Thomas E. Epley

                                                          Director                                    July __, 1999
--------------------------------------------
     David Bonderman

                                       5.


                                                          Director                                    July __, 1999
--------------------------------------------
     Keith B. Geeslin


     /s/ David M. Stanton                                 Director                                    July 15, 1999
--------------------------------------------
     David M. Stanton


     /s/ William R. Stensrud                              Director                                    July 15, 1999
--------------------------------------------
     William R. Stensrud


     /s/ Peter F. VanCamp                                 Director                                    July 15, 1999
--------------------------------------------
     Peter F. VanCamp



                                       6.

                                  EXHIBIT INDEX


EXHIBIT                                                                                          SEQUENTIAL
NUMBER                              DESCRIPTION                                                  PAGE NUMBER

 4.1*             Amended and Restated Certificate of Incorporation of the Company.

 4.2*             Amended and Restated Bylaws of the Company.

 5.1              Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

23.3              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1996 Equity Incentive Plan.

99.2*             Form of Stock Option Agreement pursuant to the 1996 Equity Incentive Plan.

99.3*             Form of Early Exercise Stock Purchase Agreement.

99.4*             1999 Employee Stock Purchase Plan and related offering documents.

99.5*             1999 Non-employee Directors' Stock Option Plan

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76385), filed with the SEC on April 15, 1999.





                                       7.